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                                                                   EXHIBIT 10.30


                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement") is entered into as of this 31st day of May, 2000, by and between American Spectrum Realty, Inc., a Maryland corporation (the "Company" or "American Spectrum"), and CGS Real Estate Company, Inc. (the "Contributor").


                                    RECITALS:

         WHEREAS, American Spectrum, and the Contributor (the "Parties" and individually, "Party") desire to enter into the Agreement as part of the consolidation transaction set forth in the draft dated July 31, 2000 of the registration statement of the Company on Form S-4 including all amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of which the Prospectus/Consent Solicitation Statement of the Company (the "Prospectus/Consent Solicitation Statement") is a part; and

         WHEREAS, the Contributor desires to contribute to American Spectrum or American Spectrum Realty Operating Partnership, L.P. ("the Operating Partnership") and American Spectrum or the Operating Partnership desires to acquire, as a result of this contribution, all of Contributor's right, title and interest in and to the subject properties and assets more particularly described in Section 2.1 hereto in exchange for American Spectrum Shares or Operating Partnership Units; and

         WHEREAS, the Company's Articles of Incorporation and Bylaws permit, and resolutions adopted by the Company's board of directors authorize this Agreement and the consummation of the transfer of the assets pursuant to this Agreement (the "Contribution"); and

         WHEREAS, the Operating Partnership's limited partnership agreement permits this Agreement and the consummation of the transfer of the assets pursuant to this Agreement (the "Contribution"); and

         WHEREAS, the Contributor has duly approved this Agreement and the consummation of the Contribution; and

         WHEREAS, the Parties hereto anticipate that the Contribution will further certain of their business objectives.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
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                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "Accredited Investor" has the meaning set forth in Section 8.1 below.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Agreement" means this Agreement, as amended from time to time.

         "American Spectrum" has the meaning set forth in the Preface above.

         "American Spectrum Common Shares" shall mean the shares of common stock, $.01 par value, of American Spectrum.

         "Articles of Incorporation" means the articles of incorporation of American Spectrum.

         "Business Combination" has the meaning set forth in Section 3.1 below.

         "Bylaws" means the bylaws of American Spectrum.

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company" has the meaning set forth in the Preface above.

         "Contribution" has the meaning set forth in the Preface above.

         "Contributor" has the meaning set forth in the Preface above.

         "Exchange Agent" has the meaning set forth in Section 3.3 below.

         "Managing General Partner" means the managing general partner of the Contributor where such Contributor is a limited partnership.

         "Managing Member" means the managing member of the Contributor where such Contributor is a limited liability company.


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         "Material Adverse Effect" means, as to any Party, a material adverse effect on the business, properties, operations or condition (financial or otherwise) which is not related to any industry-wide change in the economy or market or other conditions affecting all businesses in the industry of the Party to which the term is applied.

         "Operating Partnership" has the meaning set forth in the Preface above.

         "Operating Partnership Unit Consideration" has the meaning set forth in
Section 3.1 below.

         "Operating Partnership Units" means limited partnership units of the Operating Partnership.

         "Party" or "Parties" has the meaning set forth in the Preface above.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or other entity.

         "Prospectus/Consent Solicitation Statement" has the meaning set forth in the first paragraph of the Recitals above.

         "Registration Statement" has the meaning set forth in the first paragraph of the Recitals above.

         "SEC" has the meaning set forth in the first paragraph of the Recitals above.

         "Securities Act" has the meaning set forth in the first paragraph of the Recitals above.

         "Share Consideration" has the meaning set forth in Section 3.1.

         "Stockholders" means stockholders of the Contributor.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp occupation, premium, windfall profits, environmental (including taxes under Code (S) 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                                   ARTICLE II
                             CONTRIBUTION OF ASSETS

         2.1 Contribution and Assignment. Subject to the terms and conditions hereinafter specified, Contributor agrees to contribute to American Spectrum or the Operating Partnership and


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American Spectrum or the Operating Partnership agrees to acquire from
Contributor, as a result of this contribution to capital,

                  (a) with respect to the real property owned by Contributor and known as Phoenix Van Buren land and more particularly described in Schedule 2.1 A hereto: Contributor's interest in that certain plot, piece and parcel of land (the "Land") more particularly described in Exhibit 2.1 A hereto (the Land being sometimes referred to as the "Premises") and all of Contributor's right, title and interest in, to and under:

                           (i)      all easements, rights of way, privileges,
appurtenances, strips, gores, air rights and other rights pertaining to the Premises, if any;

                           (ii)     any land lying in the bed of any street,
road, avenue, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any unpaid award for damage to the Premises by reason of change of grade of any street occurring after the date of execution and delivery of this Agreement;

                           (iii)    all the fixtures, furniture, furnishings,
equipment and other personal property owned by Contributor and used in connection with the Premises (the Personalty");

                           (iv)     all of Contributor's right, title and
interest in and to all leases and other occupancy agreements for the leasing of space at the Premises (collectively, the "Leases"), and all security deposits under the Leases (collectively, the "Security Deposits") which have not been applied by Contributor to the payment of past due amounts under the Leases in accordance with the terms of the respective Leases (and which shall continue to be held in accordance with the terms and conditions of the respective Leases);

                           (v)      all of Contributor's right, title and
interest in and to service, supply, security, maintenance, employment and all other agreements, licenses or contracts (the "Contracts"), subject to any consents required pursuant to the terms and provisions of such Contracts; and

                           (vi)     all certificates of occupancy and other
documents, permits, warranties, guarantees and approvals pertaining to the operation of the Premises (collectively, the "Permits"; the Premises, the Personalty, the Leases, the Security Deposits, the Contracts and the Permits being hereinafter collectively referred to as the "Property").

                  (b) all of Contributor's or its subsidiaries right, title and interest in and to all of the then outstanding shares of capital stock or ownership interests of each of the entities listed on Schedule 2.1B hereto;

                  (c) the personal property, furniture, fixtures, and equipment used in connection with, and necessary for the conduct of the business of the Company (the "Business") including those listed on Schedule 2.1C hereto;


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                  (d)      the contracts, leases, commitments and agreements
listed on Schedule 2.1D hereto;

                  (e) the cash and accounts receivables included on the Company's balance sheet at March 31, 2001, as the same may have increased or decrease in the ordinary course of business subsequent to March 31, 2001;

                  (f) all other claims and rights of every kind associated with the Business;

                  (g)      the right to employ the employees set forth on
Schedule 2.1F, each of which shall become employee of the Company on the date of the Closing;

                  (h) all proprietary rights and licenses of the Contributor relating to or arising out of the Business; and

                  (i) all books and records, computers and computer software (including documentation and related object and source codes), correspondence, employment records and files of or relating to the Business

         Notwithstanding anything to the contrary contained herein, the assets transferred hereunder shall not include the assets used in connection with the business of CGS Management Company which are being transferred to American Spectrum Management Company, Inc. pursuant to a separate contribution agreement.

         2.2      Assumption of Liabilities.

                  Upon the Closing, the Company shall assume and become liable for:

                  (a) All liabilities and obligations of the Contributor which are reflected in the balance sheet dated March 31, 2001;

                  (b) All accounts payable arising since the date of the balance sheet dated March 31, 2001 incurred in the ordinary course of business, consistent with past practice and consistent in type and scope to those reflected in such balance sheet;

                  (c) All liabilities and obligations of the Contributor under the contracts, leases, agreements and commitments listed in Schedule 2.1D; and

                  (d)      the liabilities and obligations listed on Schedule
2.2.

         The liabilities referred to in Section 2.2 are collectively referred to as the "Assumed Liabilities".

         2.3      (a)      The Closing. The closing of the transactions
contemplated by this Agreement (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York,


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New York simultaneously with the Closing of the Consolidation pursuant to the
Prospectus/Consent Solicitation Statement (the "Closing Date"), but in no event later than December 31, 2001, unless extended by the mutual agreement of the Parties.

                  (b) The transfer of the Assets as herein provided shall be effected by deeds, bills of sale, endorsements, assignments, stock certificates duly endorsed for transfer, drafts, checks and other instruments of transfer and conveyance delivered by Contributor to the Company on the Closing Date in form sufficient to transfer title to the Assets and as shall be reasonably requested by the Company.

                  (c) Assumption Agreement; Effect. The assumption by the Company of the Assumed Liabilities shall be effected by such instrument or instruments of assumption delivered by the Company to the Contributor on the Closing Date as shall be reasonably requested by the Contributor (the "Assumption Agreement"). Assumption by the Company of the Assumed Liabilities shall in no way expand the rights or remedies of third parties against the Company as compared to the rights or remedies which such parties would have against the Contributor had this Agreement not been consummated. Except as specifically set forth in Section 2.2, the Company does not assume or agree to pay, perform or discharge any other obligations or liabilities of the Contributor, whether or not related to the Business. Without limiting the foregoing, in no event shall Buyer be liable for, assume, perform or discharge the following: (w) any liabilities arising from breaches of any contracts or agreements of the Contributor or violations of any permits, licenses or approvals granted to the Contributor by a governmental body; (x) any liabilities arising from any claims, actions, suits, proceedings or investigations existing prior to the Closing or arising out of events occurring prior to the Closing against the Contributor or any affiliate of the Contributor, at law or in equity or before or by any federal, state, municipal, local, or foreign government or other governmental body; (y) any federal, state or local income tax or withholding or other taxes payable by the Contributor including, without limitation, any federal, state or local income taxes imposed or levied on, or otherwise assessed against the Contributor, incident to or arising out of the transactions contemplated by this Agreement; or (z) any liabilities arising under EISA.

         2.4 Parties to the Contribution. The Contribution shall be to American Spectrum or the Operating Partnership, as shall be determined by the Contributor with the consent of American Spectrum, which consent shall not be unreasonably withheld.

                                   ARTICLE III
                                  CONSIDERATION

         3.1 Share Consideration. (a) At the Closing, the Contributor will be issued American Spectrum Common Shares (the "Share Consideration") or Operating Partnership Units (the "Operating Partnership Unit Consideration") in such amounts as shall be determined in accordance with the final
Prospectus/Consent Solicitation Statement. The Contributor acknowledges that the amounts and terms may be different from that set forth in the draft Prospectus/Consent Solicitation Statement.


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         (b)      Prior to the Closing, if American Spectrum splits or combines
American Spectrum Common Shares; or pays a stock dividend or other stock distribution in American Spectrum Common Shares, or in rights or securities exchangeable or convertible into or exercisable for American Spectrum Common Shares, or otherwise changes the American Spectrum Common Shares into, or exchanges the American Spectrum Common Shares for, any other securities (whether pursuant to or as part of a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation of American Spectrum as a result of which American Spectrum stockholders receive cash, stock, or other property in exchange for, or in connection with, their American Spectrum Common Shares (a "Business Combination") or otherwise)), then the American Spectrum Common Shares or Operating Partnership Units to be received by the Contributor will be appropriately adjusted to reflect such event.

         3.2 Fractional American Spectrum Common Shares. No certificates representing fractional American Spectrum Common Shares or fractional Operating Partnership Units shall be issued. Each Stockholder who would otherwise be entitled to a fractional American Spectrum Common Shares or fractional Operating Partnership Units will receive one American Spectrum Common Share or Operating Partnership Unit for each fractional interest representing 50% or more of one American Spectrum Common Share or Operating Partnership Unit. No American Spectrum Common Shares or Operating Partnership Unit will be issued for a fractional interest representing less than 50% of an American Spectrum Common Share or Operating Partnership Unit.

         3.3 Issuance of Shares and Operating Partnership Units. American Spectrum shall designate an exchange agent (the "Exchange Agent") to act as such in connection with the issuance of certificates representing the American Spectrum Common Shares and Operating Partnership Units pursuant to this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF AMERICAN SPECTRUM
                          AND THE OPERATING PARTNERSHIP

         American Spectrum represents and warrants to the Stockholders and the Contributor that the statements contained in this Article IV are correct and complete as of the date hereof:

         4.1 Organization, Qualification and Corporate Power. American Spectrum is a corporation duly organized, validly existing, and in good standing under the laws of Maryland, as set forth in the Preface. American Spectrum is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on American Spectrum. The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, as set forth in the Preface. The Operating Partnership is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Operating Partnership.


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         4.2      Authorization for Common Stock. The Share Consideration and
the Operating Partnership Units will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no stockholder or partner of American Spectrum will have any preemptive right or similar rights of subscription or purchase in respect thereof.

         4.3 Authorization of Transaction. American Spectrum and the Operating Partnership have full power and authority (including full corporate and limited partnership power and authority) to execute and deliver this Agreement and to perform their obligations hereunder. The execution, delivery and performance by American Spectrum and the Operating Partnership of this Agreement has been duly and validly authorized by the board of directors of American Spectrum. This Agreement constitutes the valid and legally binding obligation of American Spectrum or the Operating Partnership, enforceable in accordance with its terms and conditions. Neither American Spectrum nor the Operating Partnership is required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with the federal securities laws, the Hart Scott Rodino Act, if applicable, and any applicable "Blue Sky" or state securities laws.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES CONCERNING
                                 THE CONTRIBUTOR

         The Contributor represents and warrants to American Spectrum and the Operating Partnership that the statements contained in this Article V are correct and complete as of the date hereof.

         5.1 Organization, Qualification and Corporate Power. The Contributor is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where failure to so qualify or obtain authorization would not have a Material Adverse Effect on the Contributor.

         5.2 Authorization of Transaction. The Contributor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Contributor, enforceable in accordance with its terms and conditions. The Contributor is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any governmental agency in order to consummate the transactions contemplated by this Agreement, except in connection with federal securities laws, the Hart Scott Rodino Act, if applicable, and any applicable "Blue Sky" or state securities laws.


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         5.3      Investment Representation.

                  (a) Each of the Stockholders of the Contributor, by reason of its business and financial experience

                           (i)      has such knowledge, sophistication and
experience in financial and business matters and in making investment decisions of this type that it is capable of evaluating the merits and risks of and of making an informed investment decision with respect to an investment in American Spectrum Common Shares or Operating Partnership Units,

                           (ii)     is capable of protecting its own interest,
and

                           (iii)    is capable of bearing the economic risk of
such investment.

                  (b) Each of the Stockholders of the Contributor is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933.

                  (c)      (i)      Each of the Stockholders of the Contributor
understands that an investment in American Spectrum or the Operating Partnership involves substantial risks.

                           (ii)     Each of the Stockholders of the Contributor
has been given the opportunity to make a thorough investigation of the proposed activities of American Spectrum and the Operating Partnership.

                           (iii)    Each of the Stockholders of the Contributor
has had an opportunity to ask questions of and receive answers from representatives of American Spectrum or the Operating Partnership concerning American Spectrum and the Operating Partnership and their proposed activities and the terms and conditions of an investment in American Spectrum Common Shares or Operating Partnership.

                  (d) The American Spectrum Common Shares or Operation Partnership Units to be issued to the Stockholders of the Contributor at the Closing will be acquired by each Stockholder for its own account for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

                  (e)      The Contributor acknowledges that

                           (i)      the American Spectrum Shares or Operating
Partnership Units to be issued at the Closing have not been registered under the Securities Act of 1933 or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act of 1933 and applicable state securities laws and, if such American Spectrum Common Shares or Operating Partnership Units are represented by certificate, such certificates will bear a legend to such effect,


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                           (ii)     American Spectrum and the Operating
Partnership's reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties contained herein,

                           (iii)    the American Spectrum Common Shares or
Operating Partnership Units to be issued at the Closing may not be resold or otherwise distributed unless registered under the Securities Act of 1933 and applicable state securities laws, or unless an exemption from registration is available,

                           (iv)     there is no public market for such American
Spectrum Common Shares or Operating Partnership Units, and

                           (v)      Neither American Spectrum nor the Operating
Partnership has any obligations or intention to register such American Spectrum Common Shares or Operating Partnership Units under the Securities Act of 1933 or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except as provided in the Registration Rights Agreement (referred to below).

                  (e) The Contributor hereby acknowledges that because of the restrictions on the transfer or assignment, each Stockholder may have to bear the economic risk of the investment commitment evidenced by this Agreement and any of the American Spectrum Common Shares or Operating Partnership Units issued hereunder for an indefinite period of time, although, if applicable,

                           (i)      under the terms of the Exchange Rights
Agreement, Operating Partnership Units will, subject to the limitations set forth in the Exchange Rights Agreement, be exchangeable at the request of the holder thereof at any time after the first anniversary of their issuance for cash based on their fair market value or, at the option of American Spectrum, for American Spectrum Common Shares, and

                           (ii)     the holder of any such American Spectrum
Common Shares issued upon exchange of Units will be afforded certain rights to have such American Spectrum Common Shares registered under the Securities Act of 1933 and applicable state securities laws pursuant to the Registration Rights Agreement.


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                                   ARTICLE VI
                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         6.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article VII below).

         6.2 Notices and Consents. Each of the Parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 8.1 below.

         6.3 Execution of Instruments. The Contributor shall have executed the instruments set forth in Section 8.1(g) to (i) and 8.3 (if applicable) below and all instruments reasonably requested by the Company to transfer the assets and properties pursuant to this Agreement.

         6.4 American Spectrum shall execute the documents to be executed by it pursuant to Section 8.1(g) and (h) below.


                                   ARTICLE VII
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the
Closing:

         7.1 General. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party. The Contributor acknowledges and agrees that from and after the Closing, American Spectrum or the Operating Partnership will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Contributor but will provide the Contributor with reasonable access to such documents, books and records upon request.

         7.2 Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Contributor, the other Party


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will cooperate with him and his counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party.

         7.3 Share Registration. American Spectrum shall use commercially reasonable efforts to register the American Spectrum Common Shares promptly following the first anniversary of the consummation of the Merger.

                                  ARTICLE VIII
                        CONDITIONS TO OBLIGATION TO CLOSE

         8.1 Conditions to Each Party's Obligation. The respective obligations of American Spectrum or the Operating Partnership, the Stockholders and the Contributor to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, which conditions may be waived upon the written consent of American Spectrum or the Operating Partnership and the Stockholders:

                  (a) Consents. The Parties shall have obtained all consents of third parties required in connection with the consummation of the transaction contemplated hereby.

                  (b) Governmental Approvals. The Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies required in connection with the consummation of the transaction contemplated hereby.

                  (c) No Injunction or Proceedings. There shall not be an unfavorable injunction, judgment, order, decree, ruling, or charge would, in the reasonable judgment of American Spectrum, prevent consummation of any of the transactions contemplated by this Agreement.

                  (d) No Suspension of Trading, Etc. At the Closing, there shall be no declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war or other international, armed hostility or national calamity directly or indirectly involving the United States, which war, hostility or calamity (or any material acceleration or worsening thereof), in the sole judgment of American Spectrum, would have a Material Adverse Effect on the Contributor or, in the sole judgment of the Stockholders, would have a Material Adverse Effect on American Spectrum.

                  (e) The Consolidation pursuant to the Prospectus/Consent Solicitation Statement shall have closed or be closing simultaneously with the Closing.

                  (f) American Spectrum Common Shares shall have been approved for listing on notice of issuance on a national securities exchange acceptable to American Spectrum.


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                  (g)      Registration Rights Agreement. A registration rights
agreement or customary terms, pursuant to which American Spectrum agrees to use commercially reasonable efforts to register the American Spectrum Common Shares issued or issuable in exchange for Operating Partnership Units shall have been executed and delivered hereto.

                  (h) Exchange Rights Agreement. An exchange rights agreement on customary terms shall have been entered into by the parties hereto, which shall permit exchange of the Operating Partnership Units for American Spectrum Common Shares subject to customary limitations on and after the first anniversary of the Closing, shall have been executed and delivered.

                  (i) Investment Representation Letter. Each of the Stockholders of the Contributor shall execute a customary investment representation letter with respect to the matters set forth in Section 5.3.

                  (j) Transfer Tax Returns. The Parties shall deliver any required transfer tax returns.

                  (k) "Non-Foreign Person Affidavit". The Parties shall deliver a "non-foreign person affidavit" as required by Internal Revenue Code
Section 1445, substantially in the form attached hereto as Exhibit I.

         8.2 Conditions to Obligation of the Contributor. The obligations of the Contributor to consummate the transactions contemplated hereby and take the actions to be performed by it in connection with the Closing are subject to satisfaction of the following additional conditions:

         American Spectrum or the Operating Partnership shall have delivered to the Stockholders the Share Consideration or Limited Partnership Unit Consideration pursuant to Section 3.1.

         8.3 Conditions to Obligation of the Operating Partnership. The obligations of the Operating Partnership to consummate the transactions contemplated hereby and take the actions to be performed by it in connection with the Closing are subject to satisfaction of the following additional condition:

         The Stockholders of the Contributor shall have executed the signature page of the Agreement of Limited Partnership of the Operating Partnership and such other documents as shall be necessary for admission as a limited partner of the Operating Partnership.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned, before or after the approval of the Stockholders of the Contributor or American Spectrum or the Operating Partnership, respectively, either by the mutual written consent of


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American Spectrum or the Operating Partnership and the Contributor or by the
mutual action of the board of directors of American Spectrum or the general partner of the Operating Partnership, and the Managing General Partner or Managing Member of the Contributor.

         9.2 Termination by Either American Spectrum or the Operating Partnership or by the Contributor. This Agreement may be terminated and the Contribution may be abandoned (a) by action of American Spectrum or the Operating Partnership in the event of a failure of a condition to the obligations of American Spectrum and the Operating Partnership set forth in
Section 7.1 of this Agreement; (b) by the Managing General Partner or the vote of a majority in interest of the Stockholders of the Contributor in the event of a failure of a condition to the obligations of the Contributor set forth in
Section 7.1 or 7.2 of this Agreement; or (c) if a United States or federal or state court of competent jurisdiction or United States federal or state governmental agency shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, in the case of a termination pursuant to clause (a) or (b) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

         9.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Contribution pursuant to this Article IX, no Party hereto (or any of its directors, officers, Managing General Partners, Managing Members, Limited Stockholders) shall have any liability or further obligation to any other Party to this Agreement, except that nothing herein will relieve any Party from liability for any breach of this Agreement.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         10.3 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of American Spectrum or the Operating Partnership and the Stockholders; provided, however, that American Spectrum or the Operating Partnership may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases American Spectrum or the Operating Partnership nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         10.4 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.5 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6 Notices. All notices, requests, demands, claim, or other communication hereunder shall be deemed duly given, as of the date two business days after mailing, if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Contributor:

         c/o William J. Carden
         Chief Executive Officer
         American Spectrum Realty, Inc.
         1800 East Deere Avenue
         Santa Ana, California  92705

         With copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY  10036
         Attn:  Peter M. Fass, Esq.
         Telecopy:  (212) 969-2900

         If to American Spectrum:

         William J. Carden
         Chief Executive Officer
         American Spectrum Realty, Inc.
         1800 East Deere Avenue
         Santa Ana, California  92705

         With copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY  10036
         Attn:  Peter M. Fass, Esq.
         Telecopy:  (212) 969-2900

         If to the Operating Partnership:

         American Spectrum Realty Operating Partnership, L.P.
         c/o William J. Carden
         Chief Executive Officer
         American Spectrum Realty, Inc.
         1800 East Deere Avenue
         Santa Ana, California  92705

         With copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY  10036
         Attn:  Peter M. Fass, Esq.
         Telecopy:  (212) 969-2900


Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         10.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Maryland without giving effect to any choice or conflict of law provision or rules (whether of the State of Maryland or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Maryland.

         10.8 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by American Spectrum and the Contributor. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.10 Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except to the extent set forth in the Prospectus/Consent Solicitation Statement.

         10.11 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warrant, and covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

         10.12 Specific Performance. Each of the Parties acknowledges that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10.13 below), in addition to any other remedy to which they may be entitled, at law or in equity.

         10.13 Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.

         10.14 Further Assurances; Further Actions. Each of the parties shall, without further consideration, take such action and execute and deliver such documents as may be necessary to carry out this agreement.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                            AMERICAN SPECTRUM REALTY, INC.

                                            By:  _______________________________
                                                 Name
                                                 Title


                                            CGS REAL ESTATE COMPANY, INC.

                                            By:  _______________________________
                                                 Name
                                                 Title

                                  Schedule 2.1B


1.       all of the capital stock of American Spectrum Properties, Inc.

2.       the 99% limited partnership interest in Pasadena Autumn Ridge LP

3. the 1% general partnership interest owned by S.P. Properties Inc. in Pasadena Autumn Ridge LP

4.       the 100% membership interest in Villa Redondo LLC

                                  Schedule 2.1C


           MRI - accounting software                                1

           Computers - PC                                           8

           Network Servers - computers                              2

           Fax machines - personal style                            5

           Computer Printers                                        7

           File Cabinets (4 drawer)                                24

           File Cabinets (2 drawer)                                15

           Office Desks                                             3

           Credenza                                                 2

           Chairs                                                  10

           Conference Room tables                                   1

           Conference Room chairs                                   4

                                  Schedule 2.1D


Office Lease for 1800 Deere Ave.

Lease with GECC for three copiers

Lease with Pitney Bowes for postage machines

Lease with Intermedia for phone equipment

Maintenance Contract with Pitney Bowes for copiers

Service Contract for building maintenance

Service Contract for mail services

                                  Schedule 2.2


Notes to the following payees in the amounts set forth below, at December 31, 2000, plus any interest accrued in the ordinary course of business subsequent to such dates:

Notes payable by CGS Real Estate Company, Inc.

IDM Participating Income Company-- II                                $1,643,530

Metwest Life                                                         $1,300,000

Donna and Kurt Sabstaso                                                $500,000

John Galardi                                                         $1,300,000

Bank of America                                                        $459,000

First Insurance Funding                                                $114,090

Hobbs Group LLC                                                         $47,544

ASJ, Ltd.                                                               $26,474

John Nooney                                                             $95,620

Don Musick                                                             $250,000


Notes payable by American Spectrum -- Midwest

Bank of America                                                      $1,222,058

Lindell Bank & Trust Co.                                               $107,712

Wolken Agreement                                                       $416,667

Sierra Pacific Development Fund II                                   $1,073,460

Sierra Mira Mesa Partners                                            $2,696,350


Notes payable from SP Properties Inc.

O'Connor                                                               $121,627

Due to limited partnerships as a deficit restoration                   $191,795